Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Chunhui Shu, certify that:

(1)	The Annual Report of the Company on Form 10-K/A for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 11, 2008	By:	/s/ Chunhui Shu
Chunhui Shu
Chief Financial Officer